UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013 (June 11, 2013)

TEXAS CAPITAL BANCSHARES, INC.

(Name of Registrant)

Delaware	001-34657	75-2679109
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2000 McKinney Avenue, Suite 700, Dallas, Texas, U.S.A.

(Address of principal executive officers)

75201

(Zip Code)

214-932-6600

(Registrant’s telephone number,

including area code)

N/A

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	On June 11, 2013, George F. Jones, Jr. announced his planned retirement as President, Chief Executive Officer and a director of Texas Capital Bancshares, Inc. (the “Company”). His retirement is effective as of December 31, 2013.

(e)	In connection with his planned retirement, Mr. Jones entered into a Retirement Transition Agreement and Release (the “Agreement”) with the Company which provided that Mr. Jones will receive the following compensation in connection with his retirement:

(1)	Three Hundred Sixty Thousand Dollars in 2014 and the remaining One Million Eighty Thousand Dollars in equal installments over the eighteen month period beginning on July 1, 2014.

(2)	A lump sum cash payment in 2014 equal to the bonus Mr. Jones would have otherwise been entitled to under the Company’s bonus plan in effect for 2013 had he remained employed through the date the bonus is paid, based on Mr. Jones’ actual achievement of certain performance objectives established for 2013;

(3)	Lump sum cash payments in 2015 and 2016 equal to the amounts of the target bonus percentages achieved by the Company’s then-Chief Executive Officer for the 2015 and 2016 performance years, respectively, multiplied by $720,000.

(4)	The Company also agreed to grant to Mr. Jones a restricted stock unit award with respect to 30,000 shares of common stock, 60% of which will vest and be paid solely in cash upon the achievement of certain performance objectives as established by the Board of Directors (or a duly authorized committee) in its sole discretion, and 40% of which will be paid in cash on February 15, 2017; and a restricted stock unit award with respect to 30,000 shares of common stock, 60% of which will vest and be paid solely in cash upon the achievement of certain performance objectives as established by the Board of Directors (or a duly authorized committee) in its sole discretion, and 40% of which will be paid in cash on February 15, 2018.

A charge will be taken by the Company in the second quarter of 2013 to reflect the financial effect of this Agreement and other organization changes.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated June 11, 2013, of Texas Capital Bancshares, Inc., announcing executive changes

99.2	Retirement Transition Agreement and Release dated June 10, 2013, between Texas Capital Bancshares, Inc. and George F. Jones, Jr.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2013	TEXAS CAPITAL BANCSHARES, INC.

	By:	/s/ Peter B. Bartholow
Peter B. Bartholow
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated June 11, 2013, of Texas Capital Bancshares, Inc., announcing executive changes

99.2	Retirement Transition Agreement and Release dated June 10, 2013, between Texas Capital Bancshares, Inc. and George F. Jones, Jr.